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                                                                  Exhibit H

                         REGISTRATION RIGHTS AGREEMENT


                  REGISTRATION RIGHTS AGREEMENT dated as of March 11, 1999, among INTERDENT, INC., a Delaware corporation (the "Company"), and the HOLDERS (as defined below).

                  The Holders own or have the right to purchase or otherwise acquire (by the exercise, exchange or conversion of shares of the Company's securities owned by the Holders that are exercisable or exchangeable for or convertible into Common Stock (as hereinafter defined)), shares of the Common Stock, .001 par value (the "Common Stock"), of the Company (or such other class of common stock of the Company into which the Common Stock may be converted or reclassified, and all references herein to the Common Stock shall mean such other class of common stock, if applicable). The Company and the Holders deem it to be in their respective best interests to set forth the rights of the Holders in connection with public offerings and sales of the capital stock of the Company.

                  ACCORDINGLY, in consideration of the premises and mutual covenants and obligations hereinafter set forth, the Company and the Holders hereby agree as follows:

                  Section 1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

                  "Affiliate" shall mean, with respect to any specified person,
(1) any other Person who, directly or indirectly, owns or controls, is under common ownership or control with, or is owned or controlled by, such specified Person, (2) any other Person who is a director, officer or partner or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of equity Securities, of the specified Person or a Person described in clause (1) above, (3) any other Person of whom the specified Person is a director, officer or partner or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of equity Securities, (4) any other Person in whom the specified Person has a substantial beneficial interest or as to whom the specified Person serves as trustee or in a similar capacity, or (5) any relative or spouse (including any partner with whom such person resides on a permanent basis) of the specified Person or any of the foregoing Persons described in clause (1), (2), (3) or (4) above, any relative of such spouse, any spouse of any such relative or any other Person who, directly or indirectly, is under common ownership or control with, or is owned or controlled by such spouse or relative. As used in this definition, the term "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. As used in this definition, the term "relative" means any former spouses, parent, grandparent, great-grandparent, child, grandchild, great-grandchild, sibling, first uncle, first aunt or first cousin (in each case, whether natural or adoptive), provided, however, that for purposes of this Agreement, the term "Affiliate" shall not include any dental practices that are managed by the Company or its subsidiaries solely as a result of such management relationship.

                  "Commission" shall mean the Securities and Exchange Commission or any other Governmental Authority at the time administering the Securities Act.

                  "Common Stock" shall have the meaning ascribed to it in the Preamble.

                  "Common Stock Equivalent" shall mean one share of Common Stock or the right to acquire, whether or not such right is immediately exercisable, one share of Common Stock, whether



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evidenced by a note, preferred stock, option, warrant, convertible security or other instrument or agreement.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934 or any successor Federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

                  "Governmental Authority" shall mean any domestic or foreign government or political subdivision thereof, whether on a federal, state or local level and whether executive, legislative or judicial in nature, including any agency, authority, board, bureau, commission, court, department or other instrumentality thereof.

                  "Holders" shall mean, collectively, (1) the Persons listed on
Schedule I attached to this Agreement and (2) any successor to, or assignee or transferee of Restricted Securities held by a Holder who or which agrees in writing to be treated as a Holder hereunder and to be bound by and comply with all of the applicable terms and provisions hereof.

                  "Material Transaction" shall mean any material transaction in which the Company or any of its subsidiaries proposes to engage or is engaged, including a purchase or sale of assets or securities, financing, merger, consolidation, tender offer or any other transaction that would require disclosure pursuant to the Exchange Act, and with respect to which the Board of Directors of the Company reasonably has determined in good faith that compliance with this Agreement may reasonably be expected to either materially interfere with the Company's or such subsidiary's ability to consummate such transaction in a timely fashion or require the Company to disclose material, non-public information prior to such time as it would otherwise be required to be disclosed.

                  "Other Shares" shall mean at any time those shares of Common Stock which do not constitute Primary Shares or Registrable Shares.

                  "Person" shall be construed as broadly as possible and shall include an individual person, a partnership (including a limited liability partnership), a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and a Governmental Authority.

                  "Preferred Stock" shall mean the Company's Series B Preferred Stock and Series D Preferred Stock.

                  "Primary Shares" shall mean, at any time, the authorized but unissued shares of Common Stock held by the Company in its treasury.

                  "Prospectus" shall mean the prospectus included in a Registration Statement, including any prospectus subject to completion, and any such prospectus as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Shares and, in each case, by all other amendments and supplements to such prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

                  "Registrable Shares" shall mean, at any time, and with respect to any Holder, the shares of Common Stock held by such Holder which constitute Restricted Securities. As to any particular Registrable Shares, once issued, such Registrable Shares shall cease to be Registrable Shares (1) when such Registrable Shares have been registered under the Securities Act, the



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Registration Statement in connection therewith has been declared effective and they have been disposed of pursuant to and in the manner described in such effective Registration Statement, (2) when such Registrable Shares are sold or distributed pursuant to Rule 144, (3) in the case of any Holder who, together with its Affiliates, holds Common Stock Equivalents that constitute less than two percent of the issued and outstanding shares of Common Stock of the Company, at any time following one year after the date on which such Holder may first sell such Registrable Shares under Rule 144 (provided that such Holder is still able, at such time, to sell such Registrable Shares under Rule 144), or
(4) when such Registrable Shares have ceased to be outstanding.

                  "Registration Statement" shall mean any registration statement of the Company which covers any of the Registrable Shares, and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

                  "Representative" of a Person shall be construed broadly and shall include such Person's partners, officers, directors, employees, agents, counsel, accountants and other representatives.

                  "Requisite Holders" shall mean those Holders who hold in the aggregate in excess of a majority the Restricted Securities (based on Common Stock Equivalents) held by all of the Holders.

                  "Restricted Securities" shall mean, at any time and with respect to any Holder, the Common Stock Equivalents and any other securities received with respect to any such Common Stock Equivalents, which are held by such Holder and which theretofore have not been sold to the public pursuant to a Registration Statement or pursuant to Rule 144.

                  "Rule 144" shall mean Rule 144 promulgated under the Securities Act or any successor rule thereto.

                  "Securities" shall mean, with respect to any Person, such Person's "securities" as defined in Section 2(1) of the Securities Act and includes such Person's capital stock or other equity interests or any options, warrants or other securities or rights that are directly or indirectly convertible into, or exercisable or exchangeable for, such Person's capital stock or other equity interests.

                  "Securities Act" shall mean the Securities Act of 1933 or any successor Federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

                  "Suspension Period" shall have the meaning ascribed to it in
Section 10.

                  "Transfer" shall mean any disposition of any Restricted Securities or of any interest therein which would constitute a sale thereof within the meaning of the Securities Act, other than any such disposition pursuant to a Registration Statement and in compliance with all applicable state securities and "blue sky" laws.

                  Section 2. Required Registration.

                  (a) If at any time the Company shall be requested by a Holder to effect the registration under the Securities Act of Registrable Shares, it shall promptly give written notice to the other Holders of its requirement to so register such Registrable Shares and, upon the written request, delivered to the Company within 30 days after delivery of any such notice by the Company, of the


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other Holders to include in such registration Registrable Shares (which request shall specify the number of Registrable Shares proposed to be included in such registration), the Company shall, subject to Section 2(b) below, promptly use its best efforts to effect such registration under the Securities Act of the Registrable Shares which the Company has been so requested to register.

                  (b) Anything contained in Section 2(a) to the contrary notwithstanding, the Company shall not be obligated to effect pursuant to
Section 2(a) any registration under the Securities Act except in accordance with the following provisions:

                      (i) the Company shall not be obligated to use its best efforts to file and cause to become effective (A) more than one Registration Statement in any 12-month period initiated pursuant to Section 2(a) (provided, that if the Company, shall consummate a "shelf" registration pursuant to this Agreement such 12-month period shall commence on the effective date of such "shelf" registration, (B) any Registration Statement during any period in which any other registration statement (other than on Form S-4 or Form S-8 promulgated under the Securities Act or any successor forms thereto) pursuant to which Primary Shares are to be or were sold has been filed and not withdrawn or has been declared effective within the prior 180 days, or (C) any Registration Statement if the aggregate market value of the Registrable Shares to be registered thereunder shall be less than $5 million;

                      (ii) the Company may delay the filing or effectiveness of any Registration Statement for a period of up to 90 days after the date of a request for registration pursuant to Section 2(a) if at the time of such request the Company is engaged in a Material Transaction; and

                      (iii) with respect to any registration pursuant to
Section 2(a), the Company may include in such registration any Primary Shares or Other Shares; provided, however, that if the managing underwriter advises the Company that the inclusion of all Registrable Shares, Primary Shares and Other Shares proposed to be included in such registration would interfere with the successful marketing (including pricing) of all such securities, then the number of Registrable Shares, Primary Shares and Other Shares proposed to be included in such registration shall be included in the following order: (A) first, the Registrable Shares held by the Holders requesting that their Registrable Shares be included in such registration pursuant to Section 2(a), pro rata based upon the number of Restricted Securities owned by each such Holder at the time of such registration; (B) second, the Primary Shares; and
(C) third, the Other Shares.

                  (c) A requested registration under this Section 2 may be rescinded prior to such registration being declared effective by the Commission by written notice to the Company from a majority of the holders who are participating in such registration pursuant to Section 2(a); provided, however, that such rescinded registration shall count as a registration initiated pursuant to this Section 2 for purposes of subclause (A) of clause (i) of subsection (b) above unless the Company shall have been reimbursed (pro rata by the Holders requesting registration or in such other proportion as they may agree) for all out-of-pocket expenses incurred by the Company in connection with such rescinded registration.

                  Section 3. Shelf Registration. If at any time the Company shall be requested by a Holder to file a shelf registration statement for an offering of Registrable Shares with an aggregate market value of no less than $5 million to be made on a continuous basis pursuant to Rule 415 promulgated under the Securities Act covering the Registrable Shares, then:

                  (a) the Company shall, as expeditiously as practicable, file a shelf registration statement under the Securities Act permitting registration of such Holders' Registrable Shares for


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resale by Holders in the manner or manners designated by them (including, without limitation, one or more underwritten offerings);

                  (b) the Company shall use its best commercial efforts to keep such shelf registration statement continuously effective under the Securities Act until the date which is 12 months from its effective date, or such shorter period ending when all the Registrable Shares covered by such shelf registration statement have been sold in the manner set forth and as contemplated in the shelf registration statement; and

                  (c) the Company shall promptly supplement and amend the shelf registration statement if required by the rules, regulations or instructions applicable to the registration form used for such shelf registration statement, if required by the Securities Act, or if reasonably requested by the Requisite Holders or by any underwriter of the Registrable Shares registered thereunder.

                  Section 4. Piggyback Registration. If the Company at any time proposes for any reason to register Primary Shares or Other Shares under the Securities Act (other than on Form S-4 or Form S-8 promulgated under the Securities Act or any successor forms thereto), it shall promptly give written notice to each Holder of its intention so to register the Primary Shares or Other Shares and, upon the written request, given within 20 days after delivery of any such notice by the Company, of any such Holder to include in such registration Registrable Shares (which request shall specify the number of Registrable Shares proposed to be included in such registration), the Company shall use its best efforts to cause all such Registrable Shares to be included in such registration on the same terms and conditions as the securities otherwise being sold in such registration; provided, however, that if the managing underwriter advises the Company that the inclusion of all Registrable Shares or Other Shares proposed to be included in such registration would interfere with the successful marketing (including pricing) of Primary Shares proposed to be registered by the Company, then the number of Primary Shares, Registrable Shares and Other Shares proposed to be included in such registration shall be included in the following order:

                  (a) first, the Primary Shares;

                  (b) second, the Registrable Shares held by the Holders, pro rata based upon the number of Registrable Shares owned by each such Holder at the time of such registration; and

                  (c) third, the Other Shares.

                  Section 5. Holdback Agreement.

                  (a) If the Company at any time shall register shares of Common Stock under the Securities Act in an underwritten offering pursuant to any Registration Statement, then the Holders shall not sell, make any short sale of, grant any option for the purchase of, or otherwise dispose of any Restricted Securities (other than those Registrable Shares included in such registration pursuant to Section 2, 3 or 4) without the prior written consent of the Company for a period as shall be determined by the managing underwriters, which period cannot begin more than 10 days prior to the effectiveness of such Registration Statement and cannot last more than 180 days after the effective date of such Registration Statement.

                  (b) If the Company at any time pursuant to Sections 2, 3 or 4 of this Agreement shall register under the Securities Act Registrable Shares held by Holders for sale to the public pursuant to an underwritten offering, the Company shall not, without the prior written consent of the Requisite Holders, effect any public sale or distribution of securities similar to those being registered


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or any securities convertible into or exercisable or exchangeable for such securities, for such period as shall be determined by the managing underwriters, which period shall not begin more than 10 days prior to the effectiveness of the Registration Statement pursuant to which such public offering shall be made and shall not last more than 180 days after the closing of sale of shares pursuant to such Registration Statement.

                  Section 6. Preparation and Filing. If and whenever the Company is under an obligation pursuant to the provisions of this Agreement to use its best efforts to effect the registration of any Registrable Shares, the Company shall, as expeditiously as practicable:

                  (a) except as otherwise expressly provided herein, use its best efforts to cause a Registration Statement that registers such Registrable Shares to become and remain effective for a period of 90 days or until all of such Registrable Shares have been disposed of (if earlier);

                  (b) furnish, at least five business days before filing a Registration Statement that registers such Registrable Shares, a Prospectus relating thereto and any amendments or supplements relating to such Registration Statement or Prospectus, to one counsel selected by the holders of a majority of the Registrable Shares included in such registration (the "Holders' Counsel"), copies of all such documents proposed to be filed (it being understood that such five-business-day period need not apply to successive drafts of the same document proposed to be filed so long as such successive drafts are supplied to such counsel in advance of the proposed filing by a period of time that is customary and reasonable under the circumstances);

                  (c) prepare and file with the Commission such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for at least a period of 90 days as referenced in subsection (a) of this Section and to comply with the provisions of the Securities Act with respect to the sale or other disposition of such Registrable Shares;

                  (d) notify the Holders' Counsel promptly in writing (A) of any comments by the Commission with respect to such Registration Statement or Prospectus, or any request by the Commission for the amending or supplementing thereof or for additional information with respect thereto, (B) of the issuance by the Commission of any stop order suspending the effectiveness of such Registration Statement or Prospectus or any amendment or supplement thereto or the initiation of any proceedings for that purpose and (C) of the receipt by the Company of any notification with respect to the suspension of the qualification of such Registrable Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purposes;

                  (e) use its best efforts to register or qualify such Registrable Shares under such other securities or blue sky laws of such jurisdictions as any seller of Registrable Shares reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller of Registrable Shares to consummate the disposition in such jurisdictions of the Registrable Shares owned by such seller; provided, however, that the Company will not be required to qualify generally to do business, subject itself to general taxation or consent to general service of process in any jurisdiction where it would not otherwise be required so to do but for this clause (e);

                  (f) furnish to each seller of such Registrable Shares such number of copies of a summary Prospectus or other Prospectus, including a preliminary Prospectus, in conformity with the requirements of the Securities Act, and such other documents as such seller of Registrable Shares may reasonably request in order to facilitate the public sale or other disposition of such Registrable Shares;

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                  (g) use its best efforts to cause such Registrable Shares to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the seller or sellers thereof to consummate the disposition of such Registrable Shares;

                  (h) notify on a timely basis each seller of such Registrable Shares at any time when a Prospectus relating to such Registrable Shares is required to be delivered under the Securities Act within the appropriate period mentioned in clause (i) of this Section 6 of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and, at the request of such seller, prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the offerees of such shares, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

                  (i) make available for inspection by any seller of such Registrable Shares, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by any such seller or underwriter (collectively, the "Inspectors"), all pertinent financial, business and other records, pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information (together with the Records, the "Information") reasonably requested by any such Inspector in connection with such Registration Statement (and any of the Information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, shall not be disclosed by the Inspectors unless (A) the disclosure of such Information is necessary to avoid or correct a misstatement or omission in the Registration Statement, (B) the release of such Information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction,
(C) such Information has been made generally available to the public, and (D) the seller of Registrable Shares agrees that it will, upon learning that disclosure of such Information is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at the Company's expense, to undertake appropriate action to prevent disclosure of the Information deemed confidential);

                  (j) use its best efforts to obtain from its independent certified public accountants a "cold comfort" letter in customary form and covering such matters of the type customarily covered by cold comfort letters;

                  (k) use its best efforts to obtain, from its counsel, an opinion or opinions in customary form (which shall also be addressed to the Holders selling Registrable Shares in such registration);

                  (l) provide a transfer agent and registrar (which may be the same entity and which may be the Company) for such Registrable Shares;

                  (m) issue to any underwriter to which any seller of Registrable Shares may sell shares in such offering certificates evidencing such Registrable Shares;

                  (n) list such Registrable Shares on any national securities exchange on which any shares of the Common Stock are listed or, if the Common Stock is not listed on a national


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securities exchange, use its best efforts to qualify such Registrable Shares for inclusion on the automated quotation system of the National Association of Securities Dealers, Inc. (the "NASD"), National Market System ("NMS"), or such other national securities exchange as the holders of a majority of such Registrable Shares shall request included in such registration;

                  (o) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its securityholders, as soon as reasonably practicable, earnings statements which need not be audited covering a period of 12 months beginning within three months after the effective date of the Registration Statement, which earnings statements shall satisfy the provisions of Section 11(a) of the Securities Act; and

                  (p) use its best efforts to take all other steps necessary to effect the registration of such Registrable Shares contemplated hereby.

                  Section 7. Expenses. All expenses incurred by the Company in complying with Section 6, including, without limitation, all registration and filing fees (including all expenses incident to filing with the NASD), fees and expenses of complying with securities and blue sky laws, printing expenses, fees and expenses of the Company's counsel, the Holders' Counsel and accountants, shall be paid by the Company; provided, however, that all underwriting discounts and selling commissions applicable to the Registrable Shares shall not be borne by the Company but shall be borne by the seller or sellers thereof, in proportion to the number of Registrable Shares sold by such seller or sellers.

                  Section 8. Indemnification.

                  (a) In connection with any registration of any Registrable Shares under the Securities Act pursuant to this Agreement, the Company shall indemnify and hold harmless the seller of such Registrable Shares, each underwriter, broker or any other Person acting on behalf of such seller, each other Person, if any, who controls any of the foregoing Persons within the meaning of the Securities Act and each Representative of any of the foregoing Persons, against any losses, claims, damages or liabilities, joint or several, to which any of the foregoing Persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement under which such Registrable Shares were registered, any preliminary Prospectus or final Prospectus contained therein, any amendment or supplement thereto or any document incident to registration or qualification of any Registrable Shares, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any Prospectus, necessary to make the statements therein in light of the circumstances under which they were made not misleading, or any violation by the Company of the Securities Act or state securities or blue sky laws applicable to the Company and relating to action or inaction required of the Company in connection with such registration or qualification under such state securities or blue sky laws, and the Company shall promptly reimburse such seller, such underwriter, such broker, such controlling Person or such Representatives for reasonable legal or other expenses incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable to any such Person to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said Registration Statement, preliminary Prospectus, amendment, supplement or document incident to registration or qualification of any Registrable Shares in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such Person, or a Person duly acting on their


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behalf, specifically for use in the preparation thereof; provided further, however, that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any untrue statement, allegedly untrue statement, omission or alleged omission made in any preliminary Prospectus but eliminated or remedied in the final Prospectus (filed pursuant to Rule 424 of the Securities Act), such indemnity agreement shall not inure to the benefit of any indemnified party from whom the Person asserting any loss, claim, damage, liability or expense purchased the Registrable Shares which are the subject thereof, if a copy of such final Prospectus had been timely made available to such Indemnified Person and such final Prospectus was not delivered to such Person with or prior to the written confirmation of the sale of such Registrable Shares to such Person.

                  (b) In connection with any registration of Registrable Shares under the Securities Act pursuant to this Agreement, each seller of Registrable Shares shall indemnify and hold harmless (in the same manner and to the same extent as set forth in the paragraph (a) of this Section 8) the Company, each underwriter or broker involved in such offering, each other seller of Registrable Shares under such Registration Statement, each Person who controls any of the foregoing Persons within the meaning of the Securities Act and any Representative of the foregoing Persons with respect to any statement or omission from such Registration Statement, any preliminary Prospectus or final Prospectus contained therein, any amendment or supplement thereto or any document incident to registration or qualification of any Registrable Shares, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company or such underwriter through an instrument duly executed by such seller, or a Person duly acting on their behalf, specifically for use in connection with the preparation of such Registration Statement, preliminary Prospectus, final Prospectus, amendment or supplement; provided, however, that the maximum amount of liability in respect of such indemnification shall be limited, in the case of each seller of Registrable Shares, to an amount equal to the net proceeds actually received by such seller from the sale of Registrable Shares effected pursuant to such registration.

                  (c) Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in the preceding paragraphs of this Section 8, such indemnified party will, if a claim in respect thereof is made against an indemnifying party, give written notice to the latter of the commencement of such action (provided however, that an indemnified party's failure to give such notice in a timely manner shall only relieve the indemnification obligations of an indemnifying party to the extent such indemnifying party is prejudiced by such failure). In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided, however, that if any indemnified party shall have reasonably concluded that there may be one or more legal or equitable defenses available to such indemnified party which are in addition to or conflict with those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity agreement provided in this Section 8, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party and such indemnifying party shall reimburse such indemnified party and any Person controlling such indemnified party for that portion of the fees and expenses of any one lead counsel (plus appropriate special and local counsel) retained by the indemnified party which are reasonably related to the matters covered by the indemnity agreement provided in this Section 8.

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                  (d) If the indemnification provided for in this Section 8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage or liability referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other hand in connection with the statements or omissions which resulted in such loss, claim, damage or liability as well as any other relevant equitable considerations; provided, however, that the maximum amount of liability in respect of such contribution shall be limited, in the case of each seller of Registrable Shares, to an amount equal to the net proceeds actually received by such seller from the sale of Registrable Shares effected pursuant to such registration. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  (e) The indemnification and contribution provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party and will survive the transfer of securities.

                  Section 9. Inderwriting Agreement.

                  (a) Notwithstanding the provisions of Sections 6 and 8, to the extent that the Holders selling Registrable Shares in a proposed registration shall enter into an underwriting or similar agreement, which agreement contains provisions covering one or more issues addressed in such Sections of this Agreement, the provisions contained in such Sections of this Agreement addressing such issue or issues shall be of no force or effect with respect to such registration, but this provision shall not apply to the Company if the Company is not a party to the underwriting or similar agreement.

                  (b) If any registration pursuant to Section 2 is requested to be an underwritten offering, the Company shall negotiate in good faith to enter into a reasonable and customary underwriting agreement with the underwriters thereof. The Company shall be entitled to receive indemnities from lead institutions, underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to information so furnished in writing by such Persons specifically for inclusion in any Prospectus or Registration Statement and to the extent customary given their role in such distribution. In any underwritten public offering initiated pursuant to Section 2(a), the managing underwriter shall be a nationally recognized investment banking firm selected by the Company and reasonably acceptable to the holders of a majority of the Registrable Shares included in such registration.

                  (c) No Holder may participate in any registration hereunder that is underwritten unless such Holder agrees to (i) sell such Holder's Registrable Shares proposed to be included therein on the basis provided in such underwriting agreement and (ii) as expeditiously as possible, notify the Company of the occurrence of any event concerning such Holder as a result of which the Prospectus relating to such registration contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  Section 10. Suspension. Anything contained in this Agreement to the contrary notwithstanding, the Company may, by notice in writing to each holder of Registrable Shares to which a Prospectus relates, require such holder to suspend, for up to 90 days (the "Suspension Period"), the use of any Prospectus included in a Registration Statement filed under Section 2, 3 or 4 if a Material Transaction exists that would require an amendment to such Registration Statement or supplement to such Prospectus (including any such amendment or supplement made through incorporation by reference to a report filed under Section 13 of the Exchange Act). The period during which such Prospectus must remain effective shall be extended by a period equal to the Suspension Period. The Company may (but shall not be obligated to) withdraw the effectiveness of any Registration Statement subject to this provision.

                  Section 11. Information by Holder. Each holder of Registrable Shares to be included in any registration shall furnish to the Company and the managing underwriter such written information regarding such holder and the distribution proposed by such holder as the Company or the managing underwriter may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement.

                  Section 12. Exchange Act Compliance. From and after the Registration Date or such earlier date as a registration statement filed by the Company pursuant to the Exchange Act relating to any class of the Company's securities shall have become effective, the Company shall comply with all of the reporting requirements of the Exchange Act (whether or not it shall be required to do so) and shall comply with all other public information reporting requirements of the Commission which are conditions to the availability of Rule 144 for the sale of the Common Stock. The Company shall cooperate with each Holder in supplying such information as may be necessary for such Holder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of Rule 144.

                  Section 13. No Conflict of Rights. The Company represents and warrants to the Holders that the registration rights granted to the Holders hereby do not conflict with any other registration rights granted by the Company. The Company shall not, after the date hereof, grant any registration rights which conflict with or impair, or have any priority over, the registration rights granted hereby.

                  Section 14. Termination. This Agreement shall terminate and be of no further force or effect when there shall not be any Restricted Securities; provided however, that Sections 7 and 8 shall survive the termination of this Agreement.

                  Section 15. Successors and Assigns. This Agreement shall bind and inure to the benefit of the Company and the Holders and, subject to Section 16, their respective successors and assigns.

                  Section 16. Assignment. Each Holder may assign its rights hereunder to any Holder from such Holder of Restricted Securities; provided, however, that such Holder shall, as a condition to the effectiveness of such assignment, be required to execute a counterpart to this Agreement agreeing to be treated as a Holder hereunder whereupon such Holder shall have the benefits of, and shall be subject to the restrictions contained in, this Agreement as an Holder.

                  Section 17. Entire Agreement. This Agreement contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior arrangements or understandings with respect hereto.

                  Section 18. Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument and shall be deemed to have been duly given when delivered in Person, by telex, telegram or telecopy, by overnight courier, or by first class registered or certified mail, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by the addressee to the sender:

                  (a) if to the Company, to:

                           InterDent, Inc.
                           222 North Sepulveda Boulevard
                           El Segundo, California 90245
                           Telephone:  (310) 765-2400
                           Telecopy:   (310) 765-2459
                           Attention: Michael T. Fiore
                           Co-Chairman and
                           Chief Executive Officer;

                           with a copy to:

                           McDermott, Will & Emery
                           One Newport Place
                           1301 Dove Street, Suite 500
                           Newport Beach, California  92660
                           Telephone:  (949) 851-0633
                           Telecopy:   (949) 851-9349
                           Attention:  Richard J. Babcock, Esq.

                  (b) if to any Holder, to him, her or its address set forth on
Schedule I or, if none, in the books of the Company.

                  All such notices, requests, consents and other communications shall be deemed to have been delivered (a) in the case of personal delivery, telex, telegram or telecopy, on the date of such delivery, (b) in the, case of overnight courier, on the next business day, and (c) in the case of mailing, on the fifth business day following such mailing.

                  Section 19. Modifications; Amendments; Waivers. The terms and provisions of this Agreement may not be modified or amended, nor may any provision applicable to the Holders be waived, except pursuant to a writing signed by the Company and Requisite Holders; provided, however, that (i) any such amendment, modification, or waiver that would adversely affect the rights hereunder of any Holder, in its capacity as an Holder, without similarly affecting the rights hereunder of all Holders of such class, in their capacities as Holders of such class, shall not be effective as to such Holder without its prior written consent and (ii) Schedule I to this Agreement shall be deemed to be automatically amended from time to time to reflect the addition to this Agreement of any Person identified in clause (ii) of the definition of Holder without requiring the consent of any party, and the Company will, from time to time, distribute to the Holders a revised Schedule I to reflect any such changes.

                  Section 20. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

                  Section 21. Severability. It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

                  Section 22. Governing Law; Etc. All questions concerning the construction, interpretation and validity of this Agreement shall be governed by and construed and enforced in accordance with the domestic laws of the State of California, without giving effect to any choice or conflict of law provision or rule (whether in the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California. In furtherance of the foregoing, the internal law of the State of California will control the interpretation and construction of this Agreement, even if under such jurisdiction's choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

                  Section 23. Counterparts; Validity. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement, and telecopied signatures shall be effective. The failure of any Person holding Registrable Shares to execute this Agreement shall not render this Agreement invalid as between the Company and any other Person holding Registrable Shares.

                  Section 24. Entire Agreement. This Agreement and the other documents, certificates, instruments, writings and agreements referred to herein or delivered pursuant hereto contain the entire understanding of the parties with respect to the subject matter hereof and supersede in their entirety any and all prior agreements and understandings between any of the parties hereto, all of which are hereby terminated in their entirety and of no further force or effect.





                           [Signatures On Next Page]

                  IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement on the date first written above.

                                THE COMPANY:

                                INTERDENT, INC.


                                By:
                                      ----------------------------------------
                                Name:
                                      ----------------------------------------
                                Title:
                                      ----------------------------------------



                                THE HOLDERS:

                                CB CAPITAL INVESTORS, L.P.

                                By: CB Capital Investors, Inc.,
                                    its General Partner


                                By:
                                      ----------------------------------------
                                Name:
                                      ----------------------------------------
                                Title:
                                      ----------------------------------------


                                SPROUT CAPITAL VII, L.P.

                                By: DLJ Capital Corp.,
                                    its Managing General Partner


                                By:
                                      ----------------------------------------
                                      Robert Finzi
                                      Attorney in Fact


                                SPROUT GROWTH II, L.P.

                                By: DLJ Capital Corp.,
                                    its Managing General Partner


                                By:
                                      ----------------------------------------
                                      Robert Finzi
                                      Attorney in Fact



                             [Continued Next Page]

                                THE SPROUT CEO FUND, L.P.

                                By: DLJ Capital Corp.,
                                    its General Partner


                                By:
                                      ----------------------------------------
                                      Robert Finzi
                                      Attorney in Fact


                                DLJ CAPITAL CORP.


                                By:
                                      ----------------------------------------
                                      Robert Finzi
                                      Attorney in Fact


                                DLJ FIRST ESC L.L.C.

                                By: DLJ LBO Plans Management Corporation,
                                    its Manager


                                By:
                                      ----------------------------------------
                                      Robert Finzi
                                      Attorney in Fact


                                SRM '93 Children's Trust


                                By:
                                      ----------------------------------------
                                Name:
                                      ----------------------------------------
                                Title:
                                      ----------------------------------------



                                ----------------------------------------------
                                Michael T. Fiore


                                ----------------------------------------------
                                Dr. Steven R. Matzkin


                                ----------------------------------------------
                                L. Theodore Van Eerden

                                [Continued Next Page]

                                ----------------------------------------------
                                Norman R. Huffaker


                                ----------------------------------------------
                                Randy Henry


                                ----------------------------------------------
                                Grant M. Sadler


                                ----------------------------------------------
                                David P. Nichols


                                ----------------------------------------------
                                Mitchell B. Olan


                                ----------------------------------------------
                                Robert Finzi


                                ----------------------------------------------
                                Eric Green


                                ----------------------------------------------
                                Paul H. Keckley


                                ----------------------------------------------
                                 H. Wayne Posey


                                ----------------------------------------------
                                Robert F. Raucci


                                ----------------------------------------------
                                Curtis Lee Smith, Jr.

                                                                     Exhibit H


                                   SCHEDULE I

                                    Holders
                                    -------


CB Capital Investors, L.P.                 SRM '93 Children's Trust
380 Madison Avenue, 12th Floor             c/o InterDent, Inc.
New York, New York  10017                  1343 Main Street, Suite 700
Attention:    Jonas Steinman               Sarasota, Florida 34236
              Eric Green                   Tel: (941) 955-3150
Tel:  (212) 622-3100                       Fax: (941) 955-7483
Fax:  (212) 622-3101

Sprout Capital VII, L.P.                   DLJ Capital Corp.
c/o The Sprout Group                       c/o The Sprout Group
3000 Sand Hill Road                        3000 Sand Hill Road
Building 3, Suite 170                      Building 3, Suite 170
Menlo Park, California  94025              Menlo Park, California  94025
Attention:    Robert Finzi                 Attention:    Robert Finzi
              Kathleen LaPorte                           Kathleen LaPorte
Tel:  (650) 234-2700                       Tel:  (650) 234-2700
Fax:  (650) 234-2779                       Fax:  (650) 234-2779


Sprout Growth II, L.P.                     DLJ First ESC L.L.C.
c/o The Sprout Group                       c/o The Sprout Group
3000 Sand Hill Road                        3000 Sand Hill Road
Building 3, Suite 170                      Building 3, Suite 170
Menlo Park, California  94025              Menlo Park, California  94025
Attention:    Robert Finzi                 Attention:    Robert Finzi
              Kathleen LaPorte                           Kathleen LaPorte
Tel:  (650) 234-2700                       Tel:  (650) 234-2700
Fax:  (650) 234-2779                       Fax:  (650) 234-2779

The Sprout CEO Fund, L.P.
c/o The Sprout Group
3000 Sand Hill Road
Building 3, Suite 170
Menlo Park, California  94025
Attention:    Robert Finzi
              Kathleen LaPorte
Tel:  (650) 234-2700
Fax:  (650) 234-2779


                             [Continued Next Page]

Michael T. Fiore                            Robert Finzi
15 Westport                                 75 Tum Suden Way
Manhattan Beach, California  90266          Woodside, California 94062
Tel: (310) 545-5918                         Tel: (650) 369-4078
Fax: (310) 545-4149

Dr. Steven R. Matzkin                       Eric Green
1143 Casey Key Road                         1070 Park Avenue, Apt. 10C
Nokomis, Florida 34275                      New York, New York 10128
Tel: (941) 484-8999                         Tel: (212) 996-4582
Fax: (941) 483-9066

L. Theodore Van Eerden                      Paul H. Keckley
5610 N.E. 265th Street                      522 Waxwood Drive
Ridgefield, Washington 98642                Brentwood, Tennessee 37027
Tel: (360) 887-1441                         Tel: (615) 373-0647

Norman R. Huffaker                          H. Wayne Posey
6201 Rocking Horse Way                      6478 Woodstock Road
Orange, California 92869                    Fort Worth, Texas 76116
Tel: (714) 633-5421                         Tel: (817) 294-7348

Randy Henry                                 Robert F. Raucci
c/o InterDent, Inc.                         c/o Ram Investment
222 North Sepulveda Boulevard, Suite 740    599 Lexington Avenue, Suite 2700
El Segundo, California 90245                New York, New York 10022
Tel: (310) 765-2400                         Tel: (212) 935-3999
                                            Fax: (212) 207-1983

Grant M. Sadler                             Curtis Lee Smith, Jr.
455 Bridgeview Drive                        c/o New Horizons
Anaheim Hills, California 92807             500 Campus Drive
Tel: (714) 281-3082                         Morganville, New Jersey 07751
                                            Tel: (732) 536-8501
                                            Fax: (732) 536-0289

David P. Nichols
514 Bayside Way
Nokomis, Florida 34275
Tel: (941) 966-4136
Fax: (941) 918-9062

Mitchell B. Olan
c/o InterDent
1343 Main Street, Suite 700
Sarasota, Florida 34236
Tel: (941) 955-3150
Fax: (941) 955-7483

                                       2